As filed with the Securities and Exchange Commission on March 13, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) February 27, 1998


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

California                                             1-8063                                      94-6181186
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(State or other                                        (Commission                            (I.R.S. Employer
jurisdiction of                                        File Number)                        Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                                                        10016
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(Address of principal executive offices)                                                             (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

ITEM 2.           Acquisition or Disposition of Assets

         On February 27, 1998, the Registrant originated and funded a $50 million three-year mezzanine loan (the "Mezzanine Loan") to the entities (collectively, the "Borrower") which own the Dallas Galleria, a mixed-use complex in Dallas, Texas comprised of three office towers aggregating approximately 1.4 million square feet, an approximately 1.36 million square foot four-story regional mall, a 431-room Westin hotel and 3.75 acres of developable land (collectively, the "Property"). The Mezzanine Loan is secured by a pledge of the ownership interests in the entities that own the Property.

         The Mezzanine Loan bears interest at a fixed rate over LIBOR. In the event cash flow is not available to service the Mezzanine Loan, a portion of the interest may be accrued and added to principal. The Borrower may extend the Mezzanine Loan for up to two one-year periods at a specified rate above LIBOR upon achieving certain specified parameters (including payment of an extension fee). The Mezzanine Loan was funded with existing cash.

         The Mezzanine Loan is fully prepayable at any time after the first three months. Any prepayment of the Mezzanine Loan prior to September 27, 1998 is subject to spread maintenance.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAPITAL TRUST
                                            (Registrant)


Date: March 13, 1998                          By:      /s/ Edward L. Shugrue III
                                                -------------------------------
                                                Name:  Edward L. Shugrue III
                                                Title: Chief Financial Officer